                                                                            Exhibit 99.1

FOR IMMEDIATE RELEASE                                          Contact:    Investor Relations
                                    Select Comfort Corporation
                            (763) 551-7498
                                    InvestorRelations@selectcomfort.com

SELECT COMFORT CORPORATION
PROVIDES UPDATE ON FOAM SUPPLY

MINNEAPOLIS - (October 18, 2005) - Bill McLaughlin, chairman and CEO of Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer(1) and creator of the Sleep Number® bed, today provided this update on its foam supply situation:

“We have been notified by our foam supplier that our allocation of foam has been increased following expanded production capacity of TDI, a key chemical used to make foam. In addition, we have been successful in working with our supplier in pursuing alternative chemical solutions for the foam used in some of our products and in securing an alternative source of supply. While foam supplies in October have been somewhat restricted, we have experienced no significant delivery delays to our customers and expect that this increased supply will further our ability to manage through this industry-wide shortage and minimize delivery delays even further. This short-term situation does not impact our outlook for the fourth quarter.”

Select Comfort will provide a further update along with a full report of its third quarter results on October 25.

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Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including uncertainties related to the supply of foam materials used to manufacture our products as well as other risks and uncertainties outlined in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1) Top 25 Bedding Retailers, Furniture Today, May 23, 2005